AMENDMENT AGREEMENT

This Amendment Agreement (the “Amendment”) is dated for reference the 6th day of January, 2014 (the “Effective Date”)

BETWEEN:

NAKED BRAND GROUP INC., a corporation duly
incorporated under the federal laws of Nevada, USA, with
a business address at 2 – 34346 Manufacturers Way,
Abbotsford, British Columbia V2S 7M1

(the “Company”)

AND:

ANDREW KAPLAN., an individual with a business address
at 623 River Road, Ste. 200, Fair Haven, New Jersey 07704

(the “Director”)

WHEREAS:

A. The Company has entered into a Board Agreement dated July 9, 2013 with the Director (the “Board Agreement”);

B. The Company wishes to continue to retain the Director as a member of the Company’s Board of Directors (the “Board”); and

C. The Company and the Director wish to amend the terms of compensation under the Board Agreement as of the Effective Date and for the remainder of the term of the Board Agreement.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants and promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

1.1 Definitions. In this Agreement, except as otherwise expressly provided or as the context otherwise requires, capitalized terms not defined herein shall have the meanings ascribed to such terms in the Board Agreement.

ARTICLE 2

AMENDMENTS

2.1 Compensation. The parties hereby agree to amend the compensation for carrying out the Services provided for in Article 3 of the Board Agreement such that Article 3 is removed in its entirety and is replaced with:

Subject to compliance with all applicable securities laws, in consideration of the Director agreeing to serve as a member of the Board, the Company agrees to grant 450,000 shares of fully paid and non-assessable common stock of the Company to the Director.

ARTICLE 3

GENERAL PROVISIONS

3.1 Confirmation of Terms. The parties hereby confirm that all other provisions of the Consulting Agreement remain in force as set out in the original document.

3.2 Cancellation of Stock Option Agreements. The parties hereby confirm that the stock option agreements dated July 9, 2013 entered into between the Company and the Director pursuant to the Board Agreement are cancelled upon execution of this Agreement.

3.3 Counterparts. This Agreement may be signed in any number of counterparts including, without limitation, by facsimile, or e-mail and all such counterparts will be taken to comprise a single agreement.

IN WITNESS WHEREOF the parties have executed this Agreement to be effective as of the date set forth above.

NAKED BRAND GROUP INC.

Per:	/s/ Joel Primus
Joel Primus
Chief Executive Officer, President

/s/ Andrew Kaplan
ANDREW KAPLAN